As filed with the Securities and Exchange Commission on April 17, 1998
                                          Registration No. 333-______


                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                         _______________
                            FORM S-8
         REGISTRATION STATEMENT Under The Securities Act of 1933
                         _______________
                      OUTBACK STEAKHOUSE, INC.
        (Exact name of registrant as specified in its charter)

       Delaware                               59-3061413
(State or other jurisdiction         (I.R.S. Employer Identification No.)
 of incorporation or organization)

   550 North Reo Street, Suite 204              33609
         Tampa, Florida                      (Zip Code)
(Address of Principal Executive Offices)
                         _______________
                     OUTBACK STEAKHOUSE, INC.
              AMENDED AND RESTATED STOCK OPTION PLAN
                    (Full title of the plan)
                         _______________
                         Joseph J. Kadow
                           Secretary
                    Outback Steakhouse, Inc.
                550 North Reo Street, Suite 204
                       Tampa, Florida 33609
            (Name and address of agent for service)
                         (813) 282-1225
    (Telephone number, including area code, of agent for service)
                         _______________
                CALCULATION OF REGISTRATION FEE
Title of       Amount Proposed  Proposed         Amount of         Amount of
securities to  to be            maximum offering maximum aggregate registration
be registered  registered       price per share  offering price    fee
-------------------------------------------------------------------------------
Common Stock
$.01 par
value          2,000,000<F1>    $39.0625 <F2>    $78,125,000       $23,046.88
[FN]
<F1>Also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution provisions of the Plan.
<F2>Estimated in accordance with Rule 457 of the Securities Act of 1933 solely for the purpose of determining the registration fee. The fee with respect to 2,000,000 shares is based on $39.0625, the average of the high and low sale prices on April 16, 1998 of the registrant's Common Stock as reported on the Nasdaq Stock Market.

                            PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to amendments to the Outback Steakhouse, Inc. Amended and Restated Stock Option Plan providing for an increase in the number of shares of Common Stock, $.01 par value, of the Registrant issuable under such Plan. Pursuant to Instruction E of the General Instructions to Form S-8, the contents of the Registrant's prior Registration Statement on Form S-8, as amended, relating to the Plan (Registration No. 333-62572) are incorporated by reference herein. Also, pursuant to such Instruction E, the balance of this Registration Statement consists only of required opinions, consents and signatures. There is no additional information required in this Registration Statement that was not included in such prior Registration Statement.

Item 8.    Exhibits.

Exhibit Number             Description of Exhibit

5 Opinion of Baker & Hostetler LLP as to legality of the Common Stock being registered (filed herewith)

23(a)           Consent of Deloitte & Touche LLP (filed herewith)

23(b)           Consent of Baker & Hostetler LLP (included in Opinion filed as
                Exhibit 5 hereto)

24              Powers of Attorney (included on signature pages)

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                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa and the State of Florida on this 17th day of April, 1998.

                                 OUTBACK STEAKHOUSE, INC.


                                 By  /s/ Chris T. Sullivan
                                     Chris T. Sullivan, Chairman

                        POWERS OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris T. Sullivan and Joseph J. Kadow, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 17, 1998 by the following persons in the capacities indicated below.

          Signature                                 Title


          /s/ Chris T. Sullivan         Director; Chairman and Chief Executive
          Chris T. Sullivan             Officer (principal executive officer)


          /s/ Robert D. Basham          Director; President
          Robert D. Basham


          /s/ Robert S. Merritt         Director; Senior Vice President --
          Robert S. Merritt             Finance, Chief Financial Officer,
                                        Treasurer (principal accounting officer)


          /s/ J. Timothy Gannon         Director; Senior Vice President
          J. Timothy Gannon

          Signature                                 Title


          /s/ Paul E. Avery             Director
          Paul E. Avery


          /s/ John A. Brabson, Jr.      Director
          John A. Brabson, Jr.


          /s/ Charles H. Bridges        Director
          Charles H. Bridges


          /s/ W.R. Carey, Jr.           Director
          W.R. Carey, Jr.


          /s/ Debbi Fields-Rose         Director
          Debbi Fields-Rose


          /s/ Edward L. Flom            Director
          Edward L. Flom


          /s/ Nancy Schneid             Director
          Nancy Schneid


          /s/ Lee Roy Selmon            Director
          Lee Roy Selmon


          /s/ Toby S. Wilt              Director
          Toby S. Wilt
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